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NOTICE OF GUARANTEED DELIVERY
FOR
FLOATING RATE SENIOR NOTES DUE 2010
AND
8 7/8 SENIOR SUBORDINATED NOTES DUE 2011
OF
SAMSONITE CORPORATION

        As set forth in the Prospectus dated                        , 2004 (the "Prospectus") of Samsonite Corporation (the "Company") and in the Letter of Transmittal (the "Letter of Transmittal"), this form or a form substantially equivalent to this form must be used to accept the Exchange Offer (as defined below) if the certificates for the Outstanding Securities (as defined below) and all other documents required by the Letter of Transmittal cannot be delivered to the Exchange Agent by the expiration of the Exchange Offer or compliance with book-entry transfer procedures cannot be effected on a timely basis. Such form may be delivered by hand or telex or mail to the Exchange Agent at the applicable address, no later than the Expiration Date, and must include a signature guarantee by an Eligible Institution as set forth below.

To:
 THE BANK OF NEW YORK

Outstanding floating rate notes	Outstanding 8 7/8% notes
By Registered or Certified Mail or Hand or Overnight Delivery:	By Registered or Certified Mail or Hand or Overnight Delivery:
The Bank of New York Lower Ground Floor 30 Canon Street London EC4M 6XH Attention: Julie McCarthy	The Bank of New York Corporate Trust Operations Reorganization Unit 101 Barclay Street—7 East New York, NY 10286 Attention: Mr. Duong Nguyen
Facsimile Transmission: +44 20 7964 7294	Facsimile Transmission: (212) 298-1915
Confirm by Telephone: +44 20 7964 6512	Confirm by Telephone: (212) 815-3687

        Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery. The method of delivery of all documents, including certificates, is at the risk of the holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. The instructions accompanying the Letter of Transmittal should be read carefully before this Notice of Guaranteed Delivery is completed.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signatures must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signature(s).

      Ladies and Gentlemen:

        The undersigned acknowledges that he or she has received the Prospectus and the accompanying Letter of Transmittal and the instructions thereto, which together constitute the Company's offer (the "Exchange Offer") to exchange 100% aggregate principal amount of Floating Rate Senior Notes (the "New Senior Notes"), for up to a like aggregate principal amount of its Floating Rate Senior Notes (the "Outstanding Senior Notes"), and 100% aggregate principal amount of 8 7/8% Notes (the "New Senior Subordinated Notes," and together with the New Senior Notes, the "New Securities"), for up to a like aggregate principal amount of its 8 7/8% Notes (the "Outstanding Senior Subordinated Notes", and together with the Outstanding Senior Notes, the "Outstanding Securities"). As set forth in the Prospectus, the terms of the New Securities are identical in all material respects to the Outstanding Securities except that the New Securities have been registered under the Securities Act of 1933, as amended and therefore, will not be subject to certain restrictions on their transfer and will not contain certain provisions providing for an increase in the interest rate paid thereon.

        The undersigned hereby tenders to the Company the aggregate principal amount of Outstanding Securities set forth below on the terms and conditions set forth in the Prospectus and the related Letter of Transmittal pursuant to the guaranteed delivery procedure set forth in the "The Exchange Offer—Procedures for Tendering Outstanding Securities" section of the Prospectus and the accompanying Letter of Transmittal.

        The undersigned understands that no withdrawal of a tender of Outstanding Securities may be made on or after the expiration date of the Exchange Offer. The undersigned understands that for a withdrawal of a tender of Outstanding Securities to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at its address specified on the cover of this Notice of Guaranteed Delivery prior to the Expiration Date.

        The undersigned understands that the exchange of Outstanding Securities for New Securities pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) such Outstanding Securities (or Book-Entry Confirmation of the transfer of such Outstanding Securities into the Exchange Agent's account at The Depository Trust Company, Euroclear Bank S.A./N.V. or Clearstream Banking, S.A. (each, a "Book-Entry Transfer Facility")) and (ii) a Letter of Transmittal (or facsimile thereof) with respect to such Outstanding Securities, properly completed and duly executed, with any required signature guarantees, this Notice of Guaranteed Delivery and any other documents required by the Letter of Transmittal or a properly transmitted Agent's Message. The term "Agent's Message" means a message transmitted by the relevant Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that the relevant Book-Entry Transfer Facility has received an express acknowledgment from each participant tendering Outstanding Securities and that such participant has received the Letter of Transmittal and agrees to be bound by the terms of the Letter of Transmittal and the Company may enforce such agreement against such participant.

        All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.

        Holders who wish to tender more than one series of Outstanding Securities using the guaranteed delivery procedures described in the Prospectus and Letter of Transmittal should complete separate Notices of Guaranteed Delivery for each of the Outstanding Senior Notes and Outstanding Senior Subordinated Notes, as applicable.

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s) or Authorized	Name(s) of Registered Holder(s)
Signatory:

Principal Amount of Outstanding Securities
Tendered:	Address:

Certificate No(s) of Outstanding Securities (if
available):
Area Code and Telephone No.:
If Outstanding Securities will be delivered by book-entry transfer at The Depository Trust
Company, insert:
Date:	Depository Account No.:

This Notice of Guaranteed Delivery must be signed by the registered Holder(s) of Outstanding Securities exactly as its (their) name(s) appear on certificates for Outstanding Securities or on a security position listing as the owner of Outstanding Securities, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

Do not send Outstanding Securities with this form. Outstanding Securities should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, or otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby (a) represents that each holder of Outstanding Securities on whose behalf this tender is being made "own(s)" the Outstanding Securities covered hereby within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (b) represents that such tender of Outstanding Securities complies with Rule 14e-4 of the Exchange Act and (c) guarantees that, within three New York Stock Exchange trading days from the expiration date of the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof or an Agent's Message in lieu thereof), together with certificates representing the Outstanding Securities covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Securities into the Exchange Agent's account at the relevant Book-Entry Transfer Facility, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

        The undersigned acknowledges that it must deliver the Letter of Transmittal or an Agent's Message in lieu thereof and Outstanding Securities tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm:	Authorized Signature
Name:
Address:	Title:
Date:
Area Code and Telephone No.:

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PLEASE SIGN AND COMPLETE
Please print name(s) and address(es)
GUARANTEE (Not to be used for signature guarantee)